UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2008 (December 11, 2008)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-133895 (Commission File Number)	16-1732152 (IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 11, 2008, Affinion Group Inc. (“Affinion”) announced that its parent, Affinion Group Holdings, Inc. (“Holdings”), had entered into an amendment and waiver (the “Amendment and Waiver”) to the credit agreement, dated as of January 31, 2007, among Holdings, the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent, and Banc of America Securities LLC, as syndication agent (as amended, the “Holdings Credit Agreement”). The Amendment and Waiver permits repurchases of loans under the Holdings Credit Agreement at prices below par in the form of (i) voluntary prepayments by Holdings of loans held by specific lenders or (ii) assignment of loans by the lenders to Holdings’ subsidiaries. As a result of the Amendment and Waiver, Holdings and Affinion are now able to repurchase loans under the Holdings Credit Agreement in privately negotiated transactions but are not obligated to do so. For any such loans acquired by Affinion under the Holdings Credit Agreement, Affinion has agreed to relinquish certain of its voting rights associated with such loans. As of December 12, 2008, Affinion had not acquired any such loans and there can be no assurance that it will acquire such loans in the future.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: December 12, 2008	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Executive Vice President